EXHIBIT 23.2
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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




   Board of Directors
   Midwest Federal Financial Corp.
   Baraboo, Wisconsin


   As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated January 26, 1996, included in Midwest Federal Financial Corporation's annual report on Form 10-KSB for the year ended December 31, 1995, and of our report dated April 15, 1992, included in Midwest Federal Financial Corp's Form 8-A filed with the Commission on September 15, 1992, and to all references made to our firm in this registration statement.



                                      /s/ Wipfli Ullrich Bertelson LLP
                                      Wipfli Ullrich Bertelson LLP


   June 18, 1997
   Wausau, Wisconsin



















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